UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2010

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 21, 2010, Mr. Kenneth Phillippe resigned as our Chief Financial Officer, Principal Financial Officer, Secretary and Treasurer.  Subsequently on July 22, 2010, the board of directors appointed Mr. Peter Wiget to fill the positions of Chief Financial Officer, Principal Financial Officer, Secretary and Treasurer formerly held by Mr. Phillippe.  There was no known disagreement with Mr. Phillippe  on any matter relating to the Company’s operations, policies or practices.

Peter Wiget is the son of Mr. Alois Wiget, who is the Chairman of our Board of Directors.

Mr. Peter Wiget has not had any material direct or indirect interest in any of our transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.  At this time, we do not have any employment agreement with Mr. Wiget.

Set forth below is a description of the business experience of Mr. Peter Wiget.

Peter Wiget.  Peter Wiget has served as a member of our board of directors since January 2010 and previously served as our Chief Financial Officer from August 2008 to May 2009.  Mr. Wiget serves as an Account Manager for WITRAG Management Consultants AG, a position he has held since 1989. Mr. Wiget also serves as a Director, Chief Financial Officer, and/or Chief Executive Officer of several private companies in Switzerland.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer
Date:    July 27, 2010